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                                                                    Exhibit 23.1

                       [Letterhead of KPMG Peat Marwick]



The Board of Directors
LaSalle Re Holdings Limited

We consent to incorporation by reference in the registration statement (No. 333-64543) on Form S-3 and registration statements (No. 333-38653) and (No. 333-38655) on Forms S-8 of LaSalle Re Holdings Limited of our report dated October 26, 1998, relating to the consolidated balance sheets of LaSalle Re Holdings Limited and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1998, and all related schedules, which report appears in the September 30, 1998, annual report on Form 10-K of LaSalle Re Holdings Limited, and to the reference to our firm under the heading "Experts".


                                       /s/ KPMG PEAT MARWICK



Hamilton, Bermuda                      Chartered Accountants
December 18, 1998